Exhibit 10.12

Exhibit 10.12: Form of Amendment to Incentive Stock Option Agreement by and between EnerNOC, Inc. and the individuals listed below.

EnerNOC, Inc. entered into amendments to incentive stock option agreements with the individuals listed below on May 16, 2006, which are substantially identical in all material respects as the attached Form of Amendment to Incentive Stock Option Agreement included herein as Exhibit 10.12, except as noted below.

Parties to Severance Agreement:

EnerNOC, Inc. and Timothy Healy*

EnerNOC, Inc. and David Brewster*

EnerNOC, Inc. and Neal Isaacson

EnerNOC, Inc. and Philip Giudice

EnerNOC, Inc. and Gregg Dixon

EnerNOC, Inc. and Terrence Sick

*
The terms of the amendments to incentive stock option agreements with Messrs. Healy and Brewster provide that, in the event of a change in control in which we are valued at equal to or greater than $75 million, any of the Optionee's unvested options shall become immediately vested and exercisable by the Optionee.

ENERNOC, INC.

AMENDMENT TO
INCENTIVE STOCK OPTION AGREEMENTS

        THIS AMENDMENT to Incentive Stock Option Agreements (the "Amendment") dated as of May 16, 2006, by and between EnerNOC Inc., a Delaware corporation (the "Company"), and                        (the "Optionee"), amends the following:

        1.     Incentive Stock Option Agreement dated as of                        .

by and between the Company and the Optionee (the "Option Agreements"). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Option Agreements.

        WHEREAS, pursuant to Section 7(g) of the Option Agreements, the Company and the Optionee intend to amend the Option Agreements to amend the vesting provisions of the Optionee's option under certain conditions;

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.
Amendment to Vesting Schedule. Effective as of the date hereof, the Vesting Schedule section of the Option Agreements shall be amended to add the following paragraph after the chart that sets forth the Vesting Schedule:

        "In the event of a Change in Control (as defined below) in which the Company is valued at equal to or greater than $75 million, the Vesting Schedule set forth above is hereby accelerated by six (6) months, such that the Optionee receives the benefit of six (6) months of immediate vesting of options which, but for the Change in Control, would not become vested immediately. A "Change in Control" means (i) the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company, or (ii) merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than fifty percent in voting power of capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation."

2.
Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

3.
Amendment Limited. In all other respects, the Option Agreements is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

4.
Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

5.
Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the party hereto has executed this Amendment or caused this Amendment to be executed by a duly authorized representative, as of the date first written above.

ENERNOC, INC.:
By:	Name: Tim Healy Title: CEO
OPTIONEE:
By:

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